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                                                                    EXHIBIT 21.1


         MCN ENERGY GROUP INC.: MCN Energy Group Inc. (MCN or the Corporation) is a diversified energy holding company with markets and investments throughout North America and in Asia. MCN is organized under the laws of the state of Michigan and has its principal executive offices at 500 Griswold Street, Detroit, Michigan 48226. The Corporation owns directly all of the outstanding common stock of Michigan Consolidated Gas Company (MichCon), Citizens Gas Fuel Company (Citizens), and MCN Investment Corporation (MCNIC). MCN's major business groups are Gas Distribution and Diversified Energy. Except where otherwise indicated, the companies set forth below are Michigan corporations located at 500 Griswold Street, Detroit, Michigan 48226.


                                GAS DISTRIBUTION

         MCN, through the following subsidiaries, operates the largest natural gas distribution and intrastate transmission system in Michigan and one of the largest in the United States.

A. MICHIGAN CONSOLIDATED GAS COMPANY (MichCon): MichCon is a public utility engaged in the distribution and transmission of natural gas in the state of Michigan. MichCon was organized in 1898 and, with its predecessors, has been in business for nearly 150 years. MichCon serves 1.2 million residential, commercial and industrial customers in the Detroit, Grand Rapids, Ann Arbor, Traverse City and Muskegon metropolitan areas and in various other communities throughout the state of Michigan. MichCon conducts substantially all of its business in the state of Michigan and is subject to the jurisdiction of the Michigan Public Service Commission (MPSC) as to various phases of its operations, including gas sales rates, service, and accounting. Except where otherwise indicated, the companies set forth below are wholly owned subsidiaries of MichCon.

         1. Michigan Consolidated Homes Limited Dividend Housing Corporation a/k/a MichCon Homes, a Delaware corporation, was sold on April 1, 1997. MichCon Homes operated a 130-unit, low and moderate income housing project in Detroit, Michigan.

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      2. MichCon Development Corporation, through its various partnership arrangements, is engaged in the design, construction and management of Harbortown, a residential and small commercial development constructed on a 39 acre parcel along the Detroit River in Detroit, Michigan.

      3. Blue Lake Holdings, Inc. (Blue Lake), holds a 25% interest in Blue Lake Gas Storage Company, a partnership that has converted a depleted natural gas field in northern Michigan into a 46 Bcf natural gas storage field which it now operates.

      4. MichCon Fuel Services Company markets natural gas as a vehicular fuel and markets energy to residential and commercial customers through a transportation brokerage pilot program.

      5. MichCon Pipeline Company, through the subsidiaries below, is engaged in pipeline projects.

         a. MichCon Gathering Company owns and operates the Antrim Expansion Pipeline.

         b. Saginaw Bay Pipeline Company is the 66% general partner in Saginaw Bay Area Limited Partnership, a partnership that operates a 126-mile pipeline which transports natural gas and natural gas liquids from reserves in east-central Michigan to natural gas processing plants in northern Michigan.

         c. Saginaw Bay Lateral Company is the 46% general partner in a partnership which owns and operates lateral pipelines interconnecting with the 126-mile pipeline previously described.

         d. Westside Pipeline Company invests in various pipeline assets in Michigan.

         e. Thunder Bay Gathering Company acquired the Thunder Bay Pipeline in December 1997. Thunder Bay Pipeline consists of 44 miles of gathering lines situated in Alpena and Alcona Counties in northeast Michigan.

         f. MichCon Lateral Company was formed in 1997 to own, operate and construct natural gas pipelines.

      6. Huron Pipeline Company was formed in 1996 to acquire an ownership interest in the ANR Link Pipeline, which transports natural gas to Canada through a pipeline owned by Niagara Gas Transmission Limited, a subsidiary of The Consumers Gas Co. Ltd.

         a. Huron Gas Services Company, formed in 1996, markets pipeline transportation services.

      7. Kalkaska Gas Storage Limited Partnership holds a 53.5% general partnership interest in the Cold Springs Gas Storage Limited Partnership in Kalkaska County, Michigan.

B. CITIZENS GAS FUEL COMPANY: Citizens is a public utility engaged in the distribution and transmission of natural gas. Citizens was organized in 1951 and, with its predecessors, has been in business for more than 140 years. Citizens serves approximately 14,000 residential, commercial and industrial customers in and around Adrian, Michigan. Citizens' principal executive offices are located at 127 N. Main Street, Adrian, Michigan 49221. Citizens conducts all of its business in the state of Michigan and its rates are set by the Adrian Gas Rate Commission. Other various phases of its operations are subject to the jurisdiction of the MPSC.




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C.       SOUTHERN MISSOURI GAS COMPANY: MCN has a 47.5% interest in Southern
         Missouri Gas Company, L.P. which is a public utility engaged in the distribution and transmission of natural gas. SMGC was organized in 1996 and, with its predecessors, has been in business since 1995. SMGC serves approximately 6,000 residential, commercial, and industrial customers in Southern Missouri. The principal executive offices of SMGC are located at 301 East 17th Street, Mountain Grove, Missouri 65711. SMGC conducts all of its business in the state of Missouri. Its rates and other various phases of its operations are subject to the jurisdiction of the Missouri Public Service Commission.


                               DIVERSIFIED ENERGY

D. MCN INVESTMENT CORPORATION (MCNIC): Organized in 1986, MCNIC is the holding company for MCN's various diversified energy subsidiaries. MCNIC, through its subsidiaries and joint ventures, engages in gas and oil exploration, development and production, provides gathering, processing and transmission services, engages in non-regulated energy marketing activities, invests in electric generation and distribution facilities, provides gas storage services and is involved in other energy-related businesses. Except where otherwise indicated, the companies set forth below are wholly owned subsidiaries of MCNIC.


         Exploration & Production

                    1. MCNIC Oil & Gas Company (MOG) is engaged in natural gas and oil exploration, development and production in the Midwest/Appalachia, Midcontinent/Gulf Coast and Western regions of the U.S. The following companies are direct subsidiaries of MOG:

                         a.       Elmira Antrim Company
                         b.       GeoTrend Exploration, Inc.
                         c.       Green Oak Development Company
                         d.       Green River Antrim Company
                         e.       Otsego Exploration Company, L.L.C.
                         f. MCNIC Enhanced Production, Inc. has a 75% interest in Otsego EOR, L.L.C.
                         g.       MCNIC Oil & Gas Midcontinent, Inc.
                         h. MCNIC Oil & Gas Canada, Inc. (a New Brunswick corporation)
                         i.       MCNIC Oil & Gas Properties, Inc.
                                  i.    SEM, a 50% joint venture, was
                                        established to buy and sell E & P
                                        Properties
                         j. MCNIC Oil & Gas Reid Properties, Inc. (a Delaware corporation)
                                  i.    Appalachian Methane, Inc., a Delaware
                                        corporation, holds a 50% interest
                                        in Buchanan Production Co., a Virginia
                                        general partnership.
                                  ii. Appalachian Operators, Inc., a Delaware corporation, holds a 50% interest in Buchanan Production Co., a Virginia general partnership.
                                  iii.  MCNIC Oakwood Gathering, Inc. (a
                                        Delaware corporation)
                         k.       MCNIC West Coast Company
                         l.       Warner Antrim Company
                         m.       MCNIC Oil & Gas CV Company
                         n.       Pageant Corporation

         Pipelines & Processing

              MCNIC's Pipelines & Processing businesses are involved in ventures that gather and transport natural gas from producing fields to processing plants and/or markets. This business also includes plants which process natural gas to remove CO2 and other impurities and recover natural gas liquids. Additionally this segment has an investment in a methanol production facility and other energy-related businesses.


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         2.       MCNIC Pipeline & Processing Company engages in
                  pipeline and processing projects through the following subsidiaries and partnerships.

                  a. MCNIC Offshore Pipeline & Processing Company holds a 33% interest in the Blue Dolphin System.
                  b.    MCNIC Michigan Holdings, Inc.
                        i. MCNIC CSG Pipeline Company holds a 50% interest in Cardinal States Gathering.
                        ii. Bagley Processing Company (47% partnership interest)
                        iii. Warner Treating Limited Liability Company (95% interest)
                        iv.   Terra-Westside Processing Company (85% interest)
                        v. ThunderBay Pipeline Company, L.L.C. (90% interest) holds 2 CO2 Processing Plants.
                  c. MCNIC East Coast Pipeline Company holds a 20% interest in the proposed Portland Natural Gas Transmission System.
                  d. MCNIC Jonah Pipeline Company holds a 33% partnership interest in Jonah Gas Gathering Company.
                  e. MCNIC Gulf Coast Gathering Company, holds a 1% general partnership interest in Copano Pipeline & Processing Group, L.P.
                  f. MCNIC Gulf Coast Limited, Inc., holds a 49% limited partnership interest in Copano Pipeline & Processing Group, L.P., and a 90% limited partnership interest in CFS/Upper Gulf Coast, L.P., Copano Pipelines/Upper
                        Gulf Coast, L.P., and CES/Upper Gulf Coast, L.P.
                  g. MCNIC Mobile Bay Pipeline Company holds a 34.6% interest in Dauphin Island Gathering Partners.
                  h. MCNIC Mobile Bay Processing Company holds a 42.8% interest in Mobile Bay Processing Partners.
                  i. MCNIC South Texas Gathering Company holds a 1% general partnership interest in each of CFS/Copano Bay, L.P., CFS/South Texas, L.P., CFS/Agua Dulce, L.P., CFS/Upper Gulf Coast, L.P. and CES/Upper Gulf Coast, L.P.
                  j. MCNIC Upper Gulf Coast Pipeline & Processing Company holds a 1% interest in Copano Pipeline/Upper Gulf Coast, L.P.
                  k. MCNIC General Methanol Company holds a 1% general partnership interest in Lyondell Methanol Company, L.P.
                  l. MCNIC Methanol Holdings Company holds a 24% limited partnership interest in Lyondell Methanol Company, L.P.
                  m. American Central Western Oklahoma Gas Company (40% interest)
                  n.    Crown Asphalt Ridge, L.L.C. (75% interest)
                  o.    Indiana Gathering, L.L.C. (69.5% interest)
                  p.    MCNIC East Texas Gathering Company holds a
                        39.9% limited partnership interest in American Central Eastern Texas Gas Company, L.P.
                  q. MCNIC East Texas Pipeline & Processing Company holds a 0.1% general partnership interest in American Central Eastern Texas Gas Company, L.P.
                  r. MCNIC CO2 Investment Company holds a 41.5% limited partnership interest in PSCO2, L.P., a CO2 pipeline project.
                  s. MCNIC Permian Basin Company holds a 0.99% general partnership interest in PSCO2, L.P.
                  t.    MCNIC Rodeo Gathering Inc.




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Energy Marketing, Gas Storage & Electric Power

        MCNIC's Energy Marketing, Gas Storage & Electric Power businesses pursue opportunities throughout North America and Asia, including energy marketing to large-volume customers, investing in electric generation and distribution facilities and providing gas storage services to affiliated marketing companies, other gas utilities, pipeline companies and large-volume gas users.

        3. CoEnergy Trading Company is engaged in the purchase and sale of natural gas to large-volume gas users and gas and electric utilities in Michigan, the Midwest, the eastern United States and Canada. CoEnergy Trading Company holds a 50% interest in the following:

             a. U.S. CoEnergy Services, a Wisconsin general partnership
             b. Torch CoEnergy, L.L.C.
             c. DTE-CoEnergy, L.L.C.

        4. CoEnergy Canadian Holdings, Ltd., a New Brunswick corporation, was formed to market and sell natural gas in Canada and the northeastern United States.

        5. CoEnergy Supply Company engages in the purchase and sale of natural gas, a portion of which is produced by subsidiaries of MCNIC Oil & Gas Company.

        6.   MCNIC Gas Storage Company

             a. South Romeo Gas Storage Company, a Michigan partnership in which
                MCNIC Gas Storage Company has a 50% interest, owns and operates the Washington 28 Gas Storage Field, a 10 Bcf storage field in southeastern Michigan which provides storage services to MCNIC's Energy Marketing and Electric Power operations. South Romeo Gas Storage Company holds a 33% interest in South Romeo Gas Storage Corporation.

             b. W-10 Holdings, Inc., holds a 50% interest in Washington 10
                Storage Partnership, a partnership that is developing and will operate the Washington 10 Storage Field, a 42 Bcf storage field in southeastern Michigan. Washington 10 Storage Partnership owns Washington 10 Storage Corporation.

             c. MCNIC Gas Storage Company, a subsidiary of MCNIC, sold its 25%
                interest in Blue Lake Gas Storage Company in December 1997.

             d. The Orchards Golf Limited Partnership, a Michigan partnership in which MCNIC Gas Storage Company has a 50% interest, developed, owns and operates a residential community and golf course on 520 acres of land above the South Romeo gas storage field in southeastern Michigan.

        7. MCNIC Power Company pursues domestic and international power generation related opportunities.

             a. CDC Ada, Inc., is a 99% limited partner in Ada Cogeneration
                Limited Partnership, which owns and operates a 30 megawatt natural gas-fueled cogeneration facility in western Michigan.

             b. MCNIC Ada GP, Inc., was formed in 1996 and holds a 1% general partnership interest in the Ada Cogeneration Limited
                Partnership.

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        c.   Ludington Cogeneration Co. is the 1% general partner in Michigan
             Power L.P., a joint venture that built and operates a 123 megawatt natural gas-fueled cogeneration plant in western Michigan.

        d. Ludington Cogeneration Holdings, Ltd. is a 49% limited partner in the 123 megawatt cogeneration plant mentioned above.

        e. Summit Computing, Inc., a Delaware corporation, holds a 99% limited partnership interest in Source Midland Limited Partnership. Source Midland Limited Partnership has an 18.125% general partnership interest in the Midland Cogeneration Venture Limited Partnership.

        f. Source Cogeneration Company, a Delaware corporation, holds a 1% general partnership interest in Source Midland Limited Partnership.

        g. Mobile Bay Energy, L.L.C. is constructing a 40 megawatt cogeneration facility in Alabama (50% interest).

                                      Other


   8. MCNIC International Holdings and MCNIC-GP International Holdings, each of Grand Cayman, Cayman Islands, hold a 99% and 1% interest, respectively, in IG-ONE LTD of Port-Louis, Mauritius. IG-ONE LTD. has a 40 percent interest in Torrent Power Limited, a joint venture with Torrent Group of Ahmedabad, India. The joint venture will be involved in the electric generation and distribution business in western India. IG -ONE LTD. also holds ownership interests in other power generation projects in India.

   9. MCNIC Nepal Limited holds a 65% ownership interest in a 36 megawatt hydroelectric power project in Nepal.

   10. MCNIC Colombia Holdings was formed to be the shareholder of MCNIC Colombia International, which holds a 40% interest in an urea processing plant in Colombia.

   11. Bridgewater Holdings, Inc. holds a limited partnership interest in Bridgewater Place, a Grand Rapids, Michigan office building.

   12. Combustion Concepts, Inc., holds patents for the development of pressurized combustion technologies which provide increased fuel efficiency, heat uniformity and compactness of equipment.

E. MCN MICHIGAN LIMITED PARTNERSHIP (MCN Michigan): MCN is the 1% general partner in MCN Michigan, a Michigan limited partnership. MCN Michigan exists for the sole purpose of issuing its limited partnership interests to the public in the form of preferred securities and investing the proceeds thereof in debt securities of MCN.

F. MCN FINANCING I: MCN is the sole owner of MCN Financing I, a Delaware Business Trust. MCN Financing I exists for the sole purpose of issuing preferred securities to the public and lending the gross proceeds thereof to MCN in exchange for MCN's Junior Subordinated Debentures.

G. MCN FINANCING II: MCN is the sole owner of MCN Financing II, a Delaware Business Trust. MCN Financing II exists for the sole purpose of issuing preferred securities and lending the gross proceeds thereof to MCN.


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H.    MCN FINANCING III: MCN is the sole owner of MCN Financing III, a Delaware
      Business Trust. MCN Financing III exists for the sole purpose of issuing preferred securities to the public and lending the gross proceeds thereof to MCN in exchange for MCN's Junior Subordinated Debentures.

I. MCN FINANCING IV: MCN is the sole owner of MCN Financing IV, a Delaware Business Trust. MCN Financing IV exists for the sole purpose of issuing preferred securities and lending the gross proceeds thereof to MCN.

J. MCN FINANCING V: MCN is the sole owner of MCN Financing V, a Delaware Business Trust. MCN Financing V exists for the sole purpose of issuing preferred securities and lending the gross proceeds thereof to MCN in exchange for MCN's Junior Subordinated Debentures.

K. MCN FINANCING VI: MCN is the sole owner of MCN Financing VI, a Delaware Business Trust. MCN Financing VI exists for the sole purpose of issuing preferred securities and lending the gross proceeds thereof to MCN in exchange for MCN's Junior Subordinated Debentures.





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